Exhibit 10.20
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
INGERSOLL RAND INC.
AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN
Ingersoll Rand Inc. (the “Company”), pursuant to its Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Award Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Name of Participant]
Date of Grant:	[Insert Date of Grant]
Vesting Commencement Date:	[Insert Vesting Commencement Date]
Number of Restricted Stock Units:	[Insert No. of RSUs Granted]
Vesting Schedule:	Provided the Participant has not undergone a Termination prior to the vesting date, the Restricted Stock Units shall become vested as to 100% of each of the Restricted Stock Units on the first anniversary of the Vesting Commencement Date (the “Vesting Date”).
In the event of the Participant’s Termination, all vesting with respect to the Restricted Stock Units shall cease and all unvested Restricted Stock Units shall be forfeited by the Participant for no consideration as of the date of such Termination.
*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN.
INGERSOLL RAND INC.             PARTICIPANT1

________________________________        ________________________________
By:
Title:
1     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

AWARD AGREEMENT
UNDER THE
INGERSOLL RAND INC.
AMENDED AND RESTATED 2017 OMNIBUS INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Award Agreement (this “Award Agreement”) and the Ingersoll Rand Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”), Ingersoll Rand Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock) (Restricted Stock Units are referred to herein as “Awards”). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Award Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Award Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2. Vesting. Subject to the conditions contained herein and the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice. With respect to any Restricted Stock Unit, the period of time that such Restricted Stock Unit remains subject to vesting shall be its Restricted Period.
3. Settlement of Restricted Stock Units. The provisions of Section 9(d)(ii) of the Plan are hereby incorporated by reference and made a part hereof.
4. Participant. Whenever the word “Participant” is used in any provision of this Award Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
5. Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with applicable laws and Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
6. No Rights as Stockholder. The Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
7. Tax Withholding.
(a)        The Participant shall be required to pay to the Company an amount equal to the amount of any income and/or other applicable taxes that are statutorily required to be withheld in respect of the Restricted Stock Units (the “Tax Obligation”), payable, at the Participant’s election, either (x) in cash (by check or wire transfer) or (y) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless settlement” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Company) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the settlement of the Restricted Stock Units and to deliver promptly to the Company an amount equal to the Tax Obligation. Alternatively, the Company may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to the Participant.
(b)        Without limiting the foregoing, the Company may (but is not obligated to), in its sole discretion, permit or require the Participant to satisfy, all or any portion of the minimum income and/or other applicable taxes that are statutorily required to be withheld with respect to the Restricted Stock Units by (i) the delivery of the shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (ii) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (c) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).
(c)        The Company, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow the Participant to satisfy, in whole or in part, any additional income and/or other applicable taxes payable by them with respect to the Restricted Stock Units by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the Restricted Stock Units, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdiction), in which case, the Participant may receive a refund in cash of any amount withheld that exceeds the amount remitted to the applicable tax authorities and will have no entitlement to the equivalent in shares of Common Stock or to any interest on such over-withheld amount.
(d)        The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (the “Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company. The Participant further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspects of the Awards, including but not limited to, the grant, vesting or settlement of the Award, as applicable, the subsequent sale of shares of Common Stock acquired under the Plan and the receipt of any dividends; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Awards to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(e)        Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or the Company’s agents, at their discretion, to satisfy any obligations with regard to all Tax-Related Items by any of the means set forth herein.
(f)        If the obligations for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Common Stock, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the shares of Common Stock or proceeds from the sale of shares of Common Stock if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
8. Notice. Every notice or other communication relating to this Award Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
9. Binding Effect. This Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

10. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
11. Nature of Grant. In accepting the Awards, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;
(b)    the grant of the Awards is exceptional, voluntary and occasional and does not create any contractual or other right to receive any future awards, or benefits in lieu of awards, even if awards have been granted in the past;
(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    the Participant is voluntarily participating in the Plan;
(e)    the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;
(f)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Participant’s Awards resulting from Participant’s Termination (for any reason whatsoever and whether or not in breach of local labor laws); and
(g)    neither the Company nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Awards or any amounts due to the Participant pursuant to the settlement of the Awards or subsequent sale of shares of Common Stock acquired under the Plan.
12. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award Agreement and any other grant materials by and among, as applicable, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, passport number, social insurance number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all awards or any other entitlement to shares of Common Stock or equivalent benefits awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data may be transferred to Fidelity Stock Plan Services, LLC, an independent service provider (“Service Provider”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.
The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, Service Provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.

The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s service relationship with the Company will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Awards or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.
Finally, upon request of the Company, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that the Participant will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company.
13. Imposition of Other Requirements.The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Awards and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
14. Insider Trading/Market-Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions, including the Participant’s country and the designated broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of the shares of Common Stock, rights to the shares of Common Stock (i.e., Restricted Stock Units) or rights linked to the value of the shares of Common Stock under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before possessing inside information. Furthermore, the Participant may be prohibited from (i) disclosing inside information to any third party, including fellow service providers and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and the Participant should speak with the Participant’s personal advisor on this matter.
15. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
16. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of shares of Common Stock. The Participant understands and agrees that the Participant should consult with his or her own personal legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
17. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Further, the parties hereto shall be entitled to rely on delivery of a facsimile or other electronic copy of this Award Agreement, and delivery by either party of such facsimile or electronic copy shall be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.
18. Governing Law and Venue. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
19. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Agreement (including the Grant Notice), the Plan shall govern and control.
20. Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.